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                                                            EXHIBIT 21.1

    Corporate Express of the South, Inc.
         Schooley, Inc.
         Lake Charles Office Plus, Inc.
         CE Miami Real Estate, Inc.

    Corporate Express of the West, Inc.

    Corporate Express of Texas, Inc.
         Lamb Printing & Stationery Co., Inc.
         Enbee Company
         General Stationers, Inc.
         Brown & Parker, Inc. d/b/a Texas Office Supply

    Corporate Express of the East, Inc.
         Federal Sales Service, Inc.
         Office Products Network of North America, Inc. (No assets)

    Richard Young Journal, Inc.
         International Business Supplies Corporation

    Ross-Martin Company, Inc.
         Advertising Consultants, Inc.

    Corporate Express Real Estate, Inc.

    U.S. Delivery Systems, Inc.
         American Distribution Systems, Inc. (Michigan)
         Boston Package Delivery, Inc. (Massachusetts)
         CallCenter Services, Inc.  (Delaware)
         Connecticut Courier, Inc.  (Connecticut)
         Consolidated Services of NJ, Inc.  (New Jersey)
         Contemporary Courier, Inc.  (New York)
         Courier Services, Inc.  (Arizona)
         Crosstown Cartage, Inc.  (Alabama)
         Delivery Services, Inc.  (Arizona)
         Eastway Air Cartage, Inc.  (Delaware)
         Eastway Transportation Services, Inc. (Delaware)
         First National Courier Systems, Inc.  (Delaware)
         Flash Courier Service of North Carolina, Inc. (NC)
         Flash Courier Services, Inc.  (Georgia)
         Gamble Parts Dart, Inc.  (Alabama)
         General Transport Systems, Inc.  (North Carolina)
         Grace Courier Services, Inc.  (Delaware)
         Instant Delivery, Inc.  (New York)
         L.E.D.F.O.O.T. Express, Incorporated (New York)
         Martinaire of Oklahoma, Inc.  (Delaware)
         New Delaware Delivery, Inc.  (Delaware)
         Pace Messenger Services, Inc.  (Florida)
         Parcel Delivery Quick, Inc.  (Texas)
         Primm Delivery Services, Inc.  (Tennessee)
         Priority Transportation, Inc.  (California)
         R & S Couriers, Inc.  (Maryland)
         S.R.G. Enterprises, Inc.  (New York)
         Security Acquisition, Inc.  (Delaware)
         Southwest Delivery Services, Inc.  (Arizona)
         Southwest Delivery Services, Inc. (Nevada)
         Stat Express, Inc.  (Delaware)
         Systrans Air Freight, Inc.(New Jersey)
         U.S. Delivery, Inc. (Delaware)
         U.S. Corporation of America (Delaware)
         ViaNet Austin, Inc.  (Delaware)
         ViaNet Dallas, Inc.  (Delaware)
         ViaNet Houston, Inc.  (Texas)
         ViaNet San Antonio, Inc.  (Texas)
         ViaNet New Orleans, Inc.  (Delaware)
         ViaNet Services, Inc.  (Texas)


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                                                                    EXHIBIT 21.1



    Corporate Express (Holdings) Limited
     Corporate Express (UK) Ltd (51%)
         The Harrison Terry Group
         Clix Magna plc
         Caldwells The Stationers Limited
         Chisholm's Limited
              Highmead Stationers Limited
              Chisholm's Mail Order Limited

    Corporate Express Canada, Inc.

    Corporate Express South Pacific Pty Ltd.
     Corporate Express Holdings Australia Pty Limited
     Corporate Express Finance Australia Pty Limited
         Corporate Express Australia Limited (52%)
              Arnell Pty Limited
                  Stationery Supermarket (Wholesale) Pty Limited
              Ballment Manufacturing Co. Pty Limited
                  Ballment Office Products Pty Limited
                  Apex Office Products Pty Ltd
                  Illawarra Office Products (NSW) Pty Ltd
                  Ballment Group Superannuation Pty Ltd
                  Illawarra Office Products (Qld) Pty Limited
              Barries (Aust.) Pty Limited
                  Adelaid Office Products Distributors Pty Ltd
              Boulton Robinson Office Supplies Pty Limited
              Revson Australia Pty Limited
    ASAP Software Express, Inc.